                                                                   EXHIBIT 10.15

              CRYSTAL PRODUCTION AND TECHNOLOGY TRANSFER AGREEMENT


         This CRYSTAL PRODUCTION AND TECHNOLOGY TRANSFER AGREEMENT is made and entered into as of the first day of April, 1999, by and between CTI, INC., a Tennessee corporation, 810 Innovation Drive, Knoxville, Tennessee 37932, U.S.A. (hereinafter referred to as "CTI"), and * (hereinafter referred to as " * ").

                                    RECITALS

CTI is engaged in research and development, manufacture and sale of positron emission tomography (hereinafter referred to as "PET") technologies, and other technologies including detector technologies. CTI is licensed by Schlumberger Technology Corporation for the world wide exclusive right to manufacture and sell Lu(2)SiO(5): Ce single crystals (hereinafter referred to as "LSO") which can be used in such applications as gamma-ray detection for PET and other detector technologies. * engages in research and development, production, and sale of single crystals which can be used for various applications. CTI desires to engage * to produce LSO for the use by CTI on the terms and conditions set forth below.

                                   AGREEMENTS:

         IN CONSIDERATION OF the forgoing premises, and the mutual terms, covenants and conditions contained herein, CTI and * mutually agree as follows:

         1. Production Facility.

                  a. * agrees to dedicate at least fifteen (15) and up to twenty five (25) high temperature furnace systems for LSO crystal growth by * technique for CTI within the next 24 months starting July 1999. Such furnaces must be sufficient for the growth of LSO crystals which meet the single crystal specifications set forth in Exhibit A attached hereto.

                  b. CTI agrees by initiating this contract commitment and by agreeing to enter into an annual purchase contract for LSO to assist * in financing construction of these new furnaces including power back-up systems and the necessary Iridium crucibles, rods and lids located at the * facility for growth of LSO crystals.

                  c. The * crystal production facility will include trained staff of engineers and technicians as necessary to keep all the furnaces in continuous operation and to produce LSO crystals meeting the specifications in Exhibit A.

                  d. * may use the furnaces described above dedicated to CTI for
         * purposes when they are not being utilized for CTI purposes. * agrees to immediately return the furnace systems to the dedicated use of CTI upon the request of CTI.


*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

         2. Raw Materials; Production of Crystals:

                  a. CTI will supply to * all the 99.99% pure Lu(2)O(3) for LSO crystal growth by * for use by CTI. * will promptly utilize the furnaces dedicated to production for CTI to timely produce LSO crystals for CTI which meet the specifications set forth in Exhibit A, and promptly deliver such crystals to CTI.

                  b. * represents and warrants to CTI that LSO crystals supplied to CTI hereunder will be produced to the highest quality standard of its technology limit, and free from defect in material and workmanship. It will comply with the specifications set forth in Exhibit A.

                  c. * will produce LSO crystals continuously based on an open-end purchase order from CTI specifying the size, quantity and required delivery date. CTI shall supply the raw Lutetium material to * in a timely manner.

                  d. * will account for all the 99.99% Lu(2)O(3) supplied by CTI in terms of mass balance of Lu(2)O(3) by written record in form of Exhibit B attached hereto, or other mutually agreeable written record.

                  e. * will return to CTI upon request in a timely manner all LSO scrap for recovery of 99.99% Lu(2)O(3). CTT will allow reasonable amount of loss of Lu(2)O(3) due to loading, crucible cleaning, slab and block fabrication and finally accidental leakage or other unintentional loss such as massive power failure or other natural disasters.

                  f. CTI will provide to * the result of measurements and analyses of the crystal quality for * 's quality control program.

                  g. * will assist CTI to improve the LSO crystal production at CTI's Knoxville, Tennessee facility and to provide suggestions to reduce the cost of manufacture of LSO crystals in accordance with the licensing agreement set forth in section 5.b.

                  h. * and CTI will work together for the duration of this contract to increase light yield and reduce the cost of growing LSO crystals. This technical cooperation will take place of * 's facility and CTI's facility where personnel from * and CTI will be allowed to observe all the processes and equipment used for LSO production at both facilities. Within thirty (30) days after the execution of this contract, * will make its best effort to send technical personnel at CTI's expense to CTI's growth-facility to monitor and to modify the LSO growth process in order to increase both the crystal yield and light output of LSO crystals to a level comparable to that of *. CTI will make any necessary changes to the CTI crystal growth stations that will cause the * and CTI growth stations to be near identical.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

         3. Purchase Requirements.

                  a. Provided that * can meet the quality standard set forth on Exhibit A and that * 's LSO manufacturing cost does not exceed * 's LSO manufacturing cost by more than * (*) percent, CTI will during the term of this Agreement, purchase from * (*) or more of CTI's need for PET and other detectors production, up to a maximum required amount not to exceed the amount of crystals produced by a maximum of twenty-five (25) furnace systems at * 's facility. In the case * cost exceeds CTI's by more than * %, * will have the right to audit CTI's cost.

                  b. As long as * can meet the contract requirement of crystal quality, delivery schedule and cost, and CTI has need for LSO, CTI shall not unilaterally reduce or terminate the purchase of LSO crystals from * without parallel reduction in production of LSO at CTI's Knoxville facility. CTI will have the right to accept any and all of the LSO crystals grown at the * facility exceeds the production set forth in 3.c. The production parity is defined as equal number of crystal pullers used at each facility. If CTI unilaterally reduces or terminates the purchase of LSO crystals from * without comparable reduction at CTI, CTI shall compensate * for the loss of net income based on the production capacity at * 's facility for the balance of the contract term.

                  c. If * produces LSO crystals hereunder satisfactorily and increases the number of furnace systems beyond the maximum of twenty-five (25) provided for in Section 3.a. above, CTI will negotiate with * in good faith towards an agreement to increase the percentage of CTI's crystal requirements to be provided by *:

         4. Price; Payment.

                  a. CTI will pay to * for LSO crystals provided hereunder meeting the specifications set forth on Exhibit A an amount per unit volume equal to the actual manufacturing cost of LSO plus * ( * ) percent excluding the Lu(2)O(3) raw material cost. The price for 1999 is $ * /cc of the slab volume excluding the Lu(2)O(3) raw material and this price will be adjusted retroactively at the end of 1999 based on actual LSO manufacturing cost plus * ( * ) percent. The actual LSO manufacturing cost will be confirmed by a CTI audit at the end of each year. The price for HRRT block will be adjusted to accommodate the extra material loss and the cost of the block fabrication.

         For year 2000 and beyond the price of LSO will be the average of the LSO manufacturing cost plus *(*) percent for year 2000 and the LSO manufacturing cost plus *(*) percent for the previous year.
         This provides * with an incentive to improve the manufacturing cost and a mechanism for CTI to obtain improvements in the technology.

                  b. * will invoice CTI on a weekly basis for crystals delivered by * to CTI. Each invoice shall identify the volume of LSO crystals delivered to CTI.


*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                  c. CTI shall pay * for crystals delivered and invoiced, at the prices set forth in Section 4.a. above, within thirty (30) days after receipt of invoice.

                  d. After the execution of this Agreement, CTI will allow * to continue production of LSO crystals using existing growth facility and existing price as defined in 4a during the loan application and construction period of the new crystal growth stations.

         5. Licenses.

                  a. CTI hereby grants to * a Limited royalty-free sublicense in and to all the technology, know-how and intellectual property rights related to the production of LSO granted to CTI under its Exclusive Patent and Technology License Agreement with Schlumberger Technology-Corporation dated February 1, 1995, as amended (the "Schlumberger License"), a copy of which is attached hereto as Exhibit C, to the extent necessary to, and for the sole purpose of, production of LSO for CTI hereunder. The term of this license shall be only for the term of this Agreement. Upon any termination of this Agreement, * shall return to CTI only such technology included in the Schlumberger License. * acknowledges and agrees that this Agreement, and the limited sublicense granted hereby, are subject to, and * agrees to be bound by, the terms of the Schlumberger License.

                  b. * hereby grants to CTI a limited royalty-free license in and to all the technology, know-how and intellectual property rights of
         * related to the production of LSO developed at * (the " * Technology"). The term of this license shall be only for the term of this Agreement.

                  c. CTI and * agree not to transfer nor hire employees from each other without mutual consent during the Agreement period and no less than three years after the expiration of the Agreement. If either party hires ex-employees of the other company, they will notify the company before the hiring occurs.

         6. Exclusivity. * agrees not to grow LSO for, or sell LSO to, any entity other than CTI without the expressed written consent of CTI. CTI agrees to sublicense the Schlumberger License exclusively to * during the entire duration of this contract as long as * meets CTI's quality, delivery and cost of LSO.

         7. CTI Production Facility. * acknowledges that CTI is developing at its Knoxville, Tennessee facility and has the capability to produce LSO by the * crystal growth process, both during and after the term of this Agreement, and that nothing contained herein shall prohibit CTI from doing so. * acknowledges and agrees that CTI shall be free to use without restriction any and all information and know-how relating to the production of LSO obtained in connection with this Agreement, whether obtained from * or elsewhere. CTI is restricted from transferring to any of the LSO crystal growth technology to a third party without a written consent from * during or after the Agreement.


*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

         8. Term. The term of this Agreement shall begin on the date hereof and, subject to the provisions of Section 9 hereof; continue for five (5) years thereafter. By mutual agreement, this Agreement can be extended.

         9. Termination.

                  a. CTI and * may terminate this Agreement at anytime by mutual agreement. Such termination shall not relieve either party from liability for any breach of its obligation under this Agreement prior to termination.

                  b. In the event that either party hereto breaches this Agreement and has not cured such breach within thirty (30) days after written notice from the other describing such breach, then the non-breaching party shall be entitled to terminate this Agreement and pursue its legal remedies for such breach.

                  c. Upon termination of this Agreement for any reason, any remaining raw materials and supplies provided to * by CTI will be promptly returned to CTI. CTI agrees to purchase any finished and not-yet delivered LSO crystals at the price set forth prior to the termination.

         10. Confidentiality. The parties contemplate that, in the course of performance under this Agreement, each party may furnish to the other proprietary information confidential to the disclosing party. Each party agrees not to disclose to others the proprietary confidential information of the other party, and agrees to hold such information confidential in the same manner as it holds its own confidential information. Provided, however, that in no event shall either party be obliged to treat confidential any information that (i) can be shown to have been known to or in the possession of either party prior to the disclosure thereof by the other party; (ii) is or becomes known or generally available to the public other than as a result of acts or omissions of such party; or (iii) is made available to such party by the third party without similar restriction or without violation by such third party of any Agreement with the other party.

         11. Indemnification. Each party hereto will indemnify and hold harmless the other from and against all liability, loss, cost or expense arising out of or resulting from the indemnifying party's failure to comply with its obligations hereunder, or any negligence or other wrongful conduct of the indemnifying parry, its officers, employees or agents in their performance hereunder. Provided, however, that notwithstanding the foregoing neither party shall be liable to the other for consequential damages or lost profits.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

         12. Resolution of Disputes.

                  a. All disputes and controversies between the parties hereto of every kind and nature arising out of or in connection with this Agreement as to the existence, construction, validity, interpretation or-meaning, performance, nonperformance, enforcement, operation, breach, continuation, or termination of this Agreement which cannot be settled promptly by agreement shall be submitted to a single arbitrator with experience in high technology, commercial matters to be chosen by the senior executive officers for each of the parties within thirty
         (30) days after demand for arbitration by either of the parties. If the parties cannot within such time agree on an arbitrator, the arbitrator shall be chosen under American Arbitration Association procedures from its panels of arbitrators with high technology commercial experience.

                  b. The arbitration hearing shall be held in Knoxville, Tennessee, if * initiates arbitration and in Orlando, Florida, if CTI initiates arbitration, or at such other place as the parties and the arbitrator agree, within forty-five (45) days after the dispute is submitted to an arbitrator. The Commercial Arbitration Rules of the American Arbitration Association, or such other rules and procedures as the arbitrator may determine, shall be utilized in the arbitration proceedings. The arbitration hearing shall be concluded in not more than two (2) days unless otherwise ordered by the arbitrator. The award on the hearing shall be made within thirty (30) days after the close of the submission of evidence at or in connection with the hearing. An award rendered by the arbitrator appointed pursuant to this Agreement shall be final and binding on the parties to such proceeding. Judgment on such award may be entered by any of the disputing parties in any court having jurisdiction over the parties.

                  c. The provision of this Section 11 of this Agreement shall be a complete bar and defense to any suit, action or proceeding instituted in any court or before any administrative tribunal with respect to any dispute or controversy arising out of or in connection with this Agreement. The arbitration provisions of this Agreement shall, with respect to any such dispute or controversy, survive the termination or expiration of this Agreement.

                  d. The parties shall each bear all of their respective arbitration cost and expenses; provided, however, that the parties shall share equally the cost and expenses of the arbitrator.

         13. Miscellaneous.

                  a. Modification. This Agreement may not be modified without a mutual consent of the parties hereto.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                  b. Severability. In the event that any clause of this Agreement is held invalid or unenforceable, it is agreed between the parties that the remainder of the Agreement will remain in effect and enforceable.

                  c. Waiver. The failure of either party at any time to require strict performance by the other party of any provision hereof shall in no manner affect the right of such party thereafter to enforce the same. The right of either party hereto to require strict performance by the other party of any terms or obligations imposed upon such other party by this Agreement shall not in any way be affected by any previous waiver, forbearance or course of dealing.

                  d. Applicable Law. This Agreement shall be governed by an interpreted in accordance with the laws of the state of Tennessee.

                  e. Force Majeure. If the performance under this Agreement by either party is prevented, restricted, or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, inability to procure raw materials, power or other supplies, war, invasion, civil commotion, or other violence, or other similar act or conditions beyond the control of either party hereto, the party so affected shall, upon giving prompt written notice to the other party, be excused from such performance to the extent of such prevention, restriction, or interference, provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed. In the event that such prevention, restriction, or interference exceeds two (2) months, the other party shall have the right to terminate this Agreement.

                  f. Notices. Any notice hereunder must be in writing and may be given by certified mail, and shall be deemed to have been given when such registered or certified letter, properly addressed, is mailed; if given otherwise than registered and certified letter, notice shall be deemed to have been given when delivered.

         If such notice to be given to CTI, it shall be addressed as follows:

                  CTI, Inc.
                  810 Innovation Drive
                  Knoxville, TN 37932
                  Attention: Ronald Nutt

         If such notice is to be given to *, it shall be addressed as follows:

                  *
                  Attention:  *

                  g. Benefit; Assignment. The rights and obligations of the parties hereto shall bind and inure to the benefit of the parties and their respective successors and

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

         assigns. This Agreement shall not be assigned or transferred by either party, in whole or in part, without the prior written consent of the other party, which consent shall not unreasonably be withheld.

                  h. Relationship of Parties. This Agreement shall not construed as constituting the parties as a partnership joint venture or any other form of association which would impose on either party liability for the actions or failure to act on the other party.

                  i. Exhibits. The parties agree to work diligently on the exhibits and to finish the exhibits within thirty (30) days after the date of this contract.

         IN WITNESS WHEREOF, the parties, by their duly authorized representatives, do execute this Agreement, intending to be legally bound, as of the day and year first written above.


CTI, Inc.



By:      /s/ Ronald Nutt
   --------------------------------------------------
         Ronald Nutt, Ph.D.
         Senior Vice President
         And Technology Director


*


By:      /s/ *
   -----------------------------------------
         *
         President

         constituting the parties as a partnership joint venture or any other form of association which would impose on either party liability for the actions or failure to act on the other party.

         IN WITNESS WHEREOF, the parties, by their duly authorized representatives, do execute this Agreement, intending to be legally bound, as of the day and year first written above.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

CTI, Inc.



By:      /s/ Ronald Nutt
   --------------------------------------------------
         Ronald Nutt, Ph.D.
         Senior Vice President
         And Technology Director




*



By:
   --------------------------------------------------
         *
         President


EXHIBITS to
CRYSTAL PRODUCTION AND TECHNOLOGY TRANSFER AGREEMENT

A.       Specifications for LSO crystals

         Amendments to Exhibit A:

                  (1) Light yield and energy resolution is based on current
                      material standard which is * of BGO and energy resolution of *

                  (2) Even though the CTI's exhibit shows a complete boule, the actual delivery is in slab and block form. CTI acknowledge that there are losses of material due to cracking during slicing, even though the crystal is crack-free prior to cutting.

                  (3) Crystal cost to be determined by the formula proposed in section 4.a.

                  (4) The cost of HRRT blocks will be calculated separately.

A.       Mass balance sheet

         Amendments to Exhibit B:

                  Calculation should allow reasonable loss of materials during hot loading, crucible leakage, crucible residual charge removal and cutting and fabricating into slabs or blocks. * will provide material loss calculation based on current LSO production.

B.       Determination of  * cost of production

                  The calculation is based on the actual cost of LSO crystal production at * during 1998. The calculation is based on "perfect growth" of 4 stations at *.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

         The actual growth yield is much less. The calculation provides the absolute minimum cost of LSO crystals based on current technology.

         (A) Production yield (perfect growth):

         Total number of crystals produced per month per station = 3.5
                                                     2
         Total volume per LSO slab = [pie] x (3.1 cm) x 1.0 cm = 30.2 cc Total number of slabs per crystal = 13
         Total volume of slabs per crystal = 390 cc
         Total volume yield per station per month = 390 x 3.5 = 1,365 cc

         (B) Production cost (actual value)

                  (1)    Equipment depreciation:

                         Cost per growth station plus two Iridium crucibles = * Linear depreciation for 5 years = $ *
                         Cost of water cooling system per growth station = $ * Linear depreciation for 5 years = $ *
                         UPS power back up system per growth station = $ * Linear depreciation for 5 years = $ *

                         Total depreciation per station per month = $ *

                  (2)    Direct Expenses per station per month:

                         Electricity = $ *
                         Liquid nitrogen (plus tank rental) = $ *
                         Slab cutting and shipping = $ *
                         Furnace glass tube, insulation materials = $ * Plant repairs and RF generator maintenance = $ * Iridium crucible repair = $ *
                         Iridium crucible re-fabrication = $ *
                         Iridium leasing during fabrication = $ *
                         Silica and cerium oxide = $ *
                         Total cost per station per month = $ *

                  (3)    Labor and Office expenses:

                         Wages + overhead per month average for 1998 = $ * Total number of operating growth stations = 6 Cost per growth station = $ *

                         Estimated per station cost with 20 LSO stations = $ *

                  (4)    Summary:

                         Total operating cost per station per month = $ *

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                         Current cost based on 100% yield per cc of LSO = $ * Current effective yield = *
                         Current effective cost of production per cc = $ *

                         Estimated operating cost based on 20 LSO stations = $ * Estimated cost based on 100% yield per cc of LSO = $ * Estimated effective yield = *
                         Estimated effective cost of production per cc = $ * Estimated cost plus 25% profit = $ *

C.       Schlumberger License:

D.       * 's patent petition:

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.